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                                                            EXHIBIT 21

                             ACNIELSEN CORPORATION
                      LIST OF ACTIVE SUBSIDIARIES-1/31/97

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                                                                     STATE OR OTHER           % OWNERSHIP
             NAME                                                   JURISDICTION OF           100% EXCEPT
                                                                    INCORPORATION              AS NOTED
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
A. C. NIELSEN COMPANY                                                      DELAWARE
     A. C. Nielsen (Argentina) S.A.                                        DELAWARE
             Control Publicitario S.A.                                     Argentina
             IPSA S.A.                                                     Argentina            80.25
             IPSA Nielsen Argentina S.A.                                   Argentina            80.0
     A. C. Nielsen Ges.mbH                                                 Austria
             CMIS Coordinierte Management Informations Systeme Ges.mbH     Austria
             ANR Piackutato Kft.                                           Hungary
     A. C. Nielsen Company (Belgium) S.A.                                  Belgium
             A. C. Nielsen Corporation & Co. SNC                           Belgium
     A. C. Nielsen do Brasil Ltda.                                         Brazil
             Companhia Brasileira de Pesquisa e Analise                    Brazil               54.0
     ACNielsen Canada Holding Ltd.                                         Canada
             ACNielsen Company of Canada Limited                           Canada
                      Nielsen Korea Limited                                Korea
     A. C. Nielsen Chile Limitada                                          Chile
             A. C. Nielsen Chile S.A.                                      Chile                51.0
     A. C. Nielsen de Colombia S.A.                                        Colombia             94.0
             Nielsen del Ecuador S.A.                                      Ecuador
     ANR Amer Nielsen Research Limited                                     Cyprus               51.0
     AIM Nielsen A/S                                                       Denmark
             AIM Farmstat ApS                                              Denmark              66.67
     Teollisuuden Tielopalvelu Industrial Intelligence Ltd. Oy             Finland
             A. C. Nielsen Finland Oy                                      Finland
                      Finnpanel Oy                                         Finland              50.0
     A. C. Nielsen S.A.                                                    France
             ERIM S.A.                                                     France
             Panel de Gestion S.A.R.L.                                     France
     Amer-Nielsen Research Hellas S.A.                                     Greece               80.0
     A. C. Nielsen (Dublin) Limited                                        Ireland
     A. C. Nielsen of Ireland Limited                                      Ireland
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                                                                         STATE OR OTHER            % OWNERSHIP
            NAME                                                         JURISDICTION OF           100% EXCEPT
                                                                          INCORPORATION             AS NOTED
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
A. C. NIELSEN COMPANY (Continued)
        A. C. Nielsen Italia S.p.A.                                             Italy
                C.R.A. S.r.l.                                                   Italy
                     Telepanel S.A.                                             Italy
                SITA, Societa per gli Indici Tessile e Abbigliamento-S.r.l.     Italy                75.0
                Management Tools S.r.l.                                         Italy                60.0
        Nielsen Japan K.K.                                                      Japan
        A. C. Nielsen (N.Z.) Limited                                            New Zealand
                AGB McNair Group Ltd.                                           New Zealand
                     Media Research Services Ltd.                               New Zealand          75.0
                Market Research (NZ) Ltd.                                       New Zealand
        ACNielsen Holdings Spain B.V.                                           The Netherlands
        N&P Holdings Spain S.A.                                                 Spain
                A. C. Nielsen Company S.A.                                      Spain
                      Infoadex S.A.                                             Spain                50.0
                Panel Internacional S.A.                                        Spain
        A. C. Nielsen (Nederland) B.V.                                          The Netherlands
                ACNielsen Polen B.V.                                            The Netherlands
                      ANR Amer Nielsen Research Sp. z.o.o.                      Poland
                      Nielsen Marketing Research spol, s.r.o.                   Czech Republic
                Nederland Centrum voor Marketing Analyses B.V.                  The Netherlands      70.0
                South African L.P. (No official name)                           South Africa         50.0
                ZET-Nielsen Business Information A.S.                           Turkey               85.0
        Nielsen Norge as                                                        Norway               98.9
        A/S Norsk Reklame-Statistikk                                            Norway               83.7
        A. C. Nielsen de Panama S.A.                                            Panama
        A. C. Nielsen Peru S.A.                                                 Peru
        Nedro-Nielsen Estudios de Mercado, Lda.                                 Portugal
        A. C. Nielsen P.R. Inc.                                                 Puerto Rico
        A. C. Nielsen Singapore Pte. Ltd.                                       Singapore
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                                                                           State or other          % Ownership
               Name                                                       Jurisdiction of          100% Except
                                                                           Incorporation            as Noted
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
A.C. NIELSEN COMPANY (Continued)
        A.C. Nielsen Company AB                                             Sweden
        A.C. Nielsen Management Services S.A.                               Switzerland
        A.C. Nielsen S.A.                                                   Switzerland
                Media Focus                                                 Switzerland           50.0
        ACN/PIB Partners                                                    Connecticut           50.01
        Nielsen Holdings, Inc.                                              Delaware
        Nielsen Leasing Corporation                                         Delaware
        Panel International S.A.                                            Delaware

A.C. NIELSEN COMPANY LIMITED                                                England

A.C. NIELSEN (HOLDINGS) PTY. LIMITED                                        Australia
        A.C. Nielsen Australia Pty. Limited                                 Australia
        AGB McNair Holdings Pty. Limited                                    Australia
                AGB Research Holdings Pty. Limited                          Australia
                        Tart Research Pty. Limited                          Australia
                        AGB McNair Pty. Limited                             Australia
                                McNair Anderson Associates Pty. Limited     Australia
        Marketing Insights Pty. Ltd.                                        Australia
        Nandette Pty. Limited                                               Australia
                Australian Independent Media Data Pty. Limited              Australia             50.0

CZT/ACN TRADEMARKS, L.L.C.                                                  Delaware              50.0

IMS FINANCIAL ACN HOLDING GmbH                                              Germany
        ACN Marketing Research Holding GmbH                                 Germany
                A.C. Nielsen GmbH                                           Germany
                        A.C. Nielsen Werbeforschung S&P GmbH                Germany
                "P&S" Handelsberatung GmbH                                  Germany
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                                                                              State or other          % Ownership
               Name                                                          Jurisdiction of          100% Except
                                                                              Incorporation            as Noted
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
SRG HOLDINGS LIMITED                                                             Hong Kong
        SRG Management Services Limited                                          Hong Kong
                Research Consulting Services Ltd.                                Hong Kong
                SRG China Ltd.                                                   Hong Kong
                        Shanghai SRG Ltd.                                        China                 80.0
                SRG International (HK) Ltd.                                      Hong Kong
                SRG Research Services (HK) Ltd.                                  Hong Kong
                Survey Research Hong Kong Ltd.                                   Hong Kong
                Survey Research Asia Pacific Ltd.                                Hong Kong
                        Survey Research Taiwan Ltd.                              Taiwan
                Survey Research Group Ltd.                                       Hong Kong
                        SRG Guangzhou Ltd.                                       China                 92.0
                Survey Research Group Pte. Ltd.                                  Singapore
                        SRG Research Canada Ltd.                                 Canada
                                D.J. Calhoun Marketing & Development Ltd.        Canada                86.0
                                        Recherches en Marketing (Quebec) Inc.    Canada
                        P.T. SRI Nielsen Indonesia                               Indonesia
                        SRG Japan K.K.                                           Japan
                        Hankook Research Company                                 Korea                 50.0
                        Survey Research Malaysia Sdn Bhd                         Malaysia
                                Target Marketing Promotions Sdn Bhd              Malaysia
                        Consumer Pulse Inc.                                      Philippines
                        Dealer Pulse Inc.                                        Philippines
                        Media Pulse Inc.                                         Philippines
                                Philippine Monitoring Services Inc.              Philippines
                        Research Philippines Unisearch INC.                      Philippines
                        Survey Research Singapore Pte. Ltd.                      Singapore
                        Deemar Company Ltd.                                      Thailand

SRG INTERNATIONAL LTD.                                                           New York
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                                                                January 31, 1997